Exhibit 99.1

    NASDAQ: WASH
Contact: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 25, 2023
FOR IMMEDIATE RELEASE

Washington Trust Reports Fourth Quarter and Full-Year 2022 Earnings

WESTERLY, R.I., January 25, 2023 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2022 net income of $16.6 million, or $0.95 per diluted share, compared to net income of $18.7 million, or $1.08 per diluted share, for the third quarter of 2022. Net income for the year ended December 31, 2022 totaled $71.7 million, or $4.11 per diluted share, compared to $76.9 million, or $4.39 per diluted share, reported for the prior year.

“Washington Trust’s fourth quarter and full-year 2022 results were solid, yet reflect the challenges of operating in an inflationary environment. Total loans reached a record high and asset quality remained strong,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We enter 2023 poised to face continued economic headwinds with our time-tested business model, disciplined credit approach and strong capital position.”

Selected financial highlights for the fourth quarter and full-year 2022 include:
•Returns on average equity and average assets for the fourth quarter were 14.96% and 1.01%, respectively, compared to 15.16% and 1.19%, respectively, for the preceding quarter. Full-year returns on average equity and average assets for 2022 were 14.49% and 1.17%, respectively, compared to 14.03% and 1.32%, respectively, for the prior year.
•In the fourth quarter, a provision for credit losses of $800 thousand was recognized, consistent with the provision recognized in the preceding quarter. For the full-year 2022, a negative provision for credit losses (or a benefit) of $1.3 million was recognized, compared to a negative provision (or a benefit) of $4.8 million in 2021.
•Total loans amounted to an all-time high of $5.1 billion, up by $261 million, or 5%, from the end of the preceding quarter, reflecting strong loan growth in both the residential real estate loan and commercial loan portfolios. Total loans were up by $837 million, or 20%, from the balance at December 31, 2021.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.7 billion at December 31, 2022, up by $34 million, or 1%, from the end of the preceding quarter and up by $196 million, or 4%, from the balance at December 31, 2021.
•A quarterly dividend of 56 cents per share was declared for the fourth quarter, representing an increase of 2 cents per share over the most recent quarterly dividend rate. 2022 was the twelfth consecutive year with an annual dividend increase.

Washington Trust
January 25, 2023
Net Interest Income
Net interest income was $41.3 million for the fourth quarter of 2022, down by $700 thousand, or 2%, from the third quarter of 2022. The net interest margin was 2.65% for the fourth quarter, down by 17 basis points from the preceding quarter. The declines in net interest income and the net interest margin were largely driven by increases in funding costs outpacing increases in asset yields. Linked quarter changes included:
•Average interest-earning assets increased by $294 million, reflecting an increase of $274 million in average loans. The yield on interest-earning assets for the fourth quarter was 3.94%, up by 45 basis points from the preceding quarter, reflecting the impact of higher market interest rates.
•Average interest-bearing liabilities increased by $304 million, due to increases in average wholesale funding balances and average in-market deposits of $220 million and $84 million, respectively. The cost of interest-bearing liabilities for the fourth quarter of 2022 was 1.64%, up by 78 basis points from the preceding quarter, reflecting higher rates paid on wholesale funding sources and money market accounts.

Noninterest Income
Noninterest income totaled $13.8 million for the fourth quarter of 2022, down by $2.0 million, or 12.8%, from the third quarter of 2022. Linked quarter changes included:
•Wealth management revenues amounted to $8.6 million in the fourth quarter of 2022, down by $901 thousand, or 9%, on a linked quarter basis, concentrated in asset-based revenues. The change in asset-based revenues correlated with the change in the average balance of wealth management assets under administration ("AUA"). The average balance of AUA for the fourth quarter of 2022 decreased by approximately $527 million, or 8%, from the average balance for the preceding quarter.
The end of period AUA balance at December 31, 2022 amounted to $6.0 billion, down by $361 million, or 6%, from September 30, 2022. This decline reflected net client asset outflows of $673 million, partially offset by net investment appreciation of $312 million.
AUA was adversely impacted by $604 million of client asset withdrawals that occurred throughout the fourth quarter and were associated with the departure of four client-facing advisors at the end of the preceding quarter. The withdrawals resulted in a reduction of revenues of approximately $525 thousand in the fourth quarter of 2022. Washington Trust could experience additional client asset withdrawals in upcoming months associated with the departure of the former advisors.
•Mortgage banking revenues totaled $1.1 million for the fourth quarter of 2022, down by $944 thousand, or 46%, from the third quarter of 2022, largely reflecting both a lower volume of loans sold and a decline in the sales yield on loans sold to the secondary market. Mortgage loans sold to the secondary market amounted to $54.6 million in the fourth quarter of 2022, down by $20.8 million, or 28%, from the preceding quarter.
•Loan related derivative income was $745 thousand in the fourth quarter of 2022, down by $296 thousand, or 28%, from the preceding quarter, reflecting a decrease in commercial borrower interest rate derivative transactions.

Noninterest Expense
Noninterest expense totaled $33.4 million for the fourth quarter of 2022, up by $292 thousand, or 1%, from the third quarter of

Washington Trust
January 25, 2023
2022. During the fourth quarter of 2022, Washington Trust made a contribution to its charitable foundation totaling $600 thousand, which was included in other expenses. Excluding the charitable contribution expense, noninterest expense was down by $308 thousand, or 1%, from the preceding quarter. The remaining linked quarter changes included:
•Salaries and employee benefits expense, the largest component of noninterest expense, amounted to $20.8 million for the fourth quarter of 2022, down by $797 thousand, or 4%, from the preceding quarter, reflecting adjustments to performance-based compensation accruals, lower wealth management compensation expense and volume-related decreases in mortgage originator compensation expense.
•Legal, audit and professional fees totaled $987 thousand, up by $294 thousand, or 42%, from the third quarter of 2022, reflecting higher legal expenses.

Income Tax
Income tax expense totaled $4.4 million for the fourth quarter of 2022, down by $912 thousand from the preceding quarter. The effective tax rate for the fourth quarter of 2022 was 21.0%, compared to 22.1% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2023 effective tax rate to be approximately 21.1%.

Investment Securities
The securities portfolio totaled $994 million at December 31, 2022, up by $11 million, or 1%, from September 30, 2022, largely reflecting an increase in the fair value of available for sale securities due to changes in interest rates. Purchases of U.S. government-sponsored mortgage-backed securities were offset by routine pay-downs. The securities portfolio represented 15% of total assets at both December 31, 2022 and September 30, 2022.

Loans
Total loans amounted to $5.1 billion at December 31, 2022, up by $261 million, or 5%, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans increased by $70 million, or 3%, from September 30, 2022, reflecting originations and advances of approximately $194 million, partially offset by principal payments of approximately $124 million. Commercial loans were up by 9% from the end of 2021 and were up by 11% when excluding the change in Paycheck Protection Program loan balances.
•Residential real estate loans increased by $179 million, or 8%, from September 30, 2022 and by $596 million, or 35%, from the end of 2021. Residential real estate loans originated for portfolio amounted to $229 million and $882 million, respectively, for the fourth quarter and full-year 2022. Full-year 2022 residential real estate loan originations for portfolio were up by 17% from the preceding year.
•The consumer loan portfolio increased by $12 million, or 4%, from September 30, 2022 and by $36 million, or 14%, from the end of 2021, due to growth in home equity lines and loans.

Deposits and Borrowings
At December 31, 2022, in-market deposits, which exclude wholesale brokered deposits, amounted to $4.7 billion. In-market deposits were up by $34 million, or 1%, from the end of the preceding quarter and up by $196 million, or 4%, from the end of

Washington Trust
January 25, 2023
2021. Wholesale brokered deposits amounted to $358 million, down by $85 million, or 19%, from September 30, 2022 and down by $157 million, or 30%, from the end of 2021. Total deposits amounted to $5.0 billion at December 31, 2022, down by $51 million, or 1%, from the end of the preceding quarter, and up by $39 million, or 1%, from the end of 2021.

FHLB advances totaled $980 million at December 31, 2022, up by $280 million, or 40%, from September 30, 2022, and up by $835 million, or 576%, from the end of 2021. Higher levels of wholesale funding were utilized to fund balance sheet growth.

Asset Quality
Nonaccrual loans were $12.8 million, or 0.25% of total loans, at December 31, 2022, compared to $12.1 million, or 0.25% of total loans, at September 30, 2022. Past due loans were $11.6 million, or 0.23% of total loans, at December 31, 2022, up from $7.5 million, or 0.16% of total loans, at September 30, 2022.

The allowance for credit losses ("ACL") on loans amounted to $38.0 million, or 0.74% of total loans, at December 31, 2022, compared to $36.9 million, or 0.76% of total loans, at September 30, 2022. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $2.3 million at December 31, 2022, compared to $2.4 million at September 30, 2022.

The provision for credit losses totaled $800 thousand in the fourth quarter of 2022 and was consistent with the amount recognized in the preceding quarter. The provision for credit losses in the fourth quarter of 2022 provided for net growth in residential real estate loans and commercial real estate loans and also reflected continued negative trends in macroeconomic forecasts. Actual losses remain low, as asset and credit quality metrics remain strong. In the fourth quarter of 2022, net recoveries of $264 thousand were recognized, compared to net charge-offs of $54 thousand in the preceding quarter. For the full-year 2022, net recoveries of $368 thousand were recognized, compared to net charge-offs of $417 thousand in 2021.

Capital and Dividends
Total shareholders' equity was $453.7 million at December 31, 2022, up by $21.4 million, or 5%, from September 30, 2022. The increase included net income of $16.6 million and an increase of $14.0 million in the accumulated other comprehensive income ("AOCI") component of shareholders' equity, partially offset by $9.7 million in dividend declarations. The increase in AOCI included an increase in the fair value of available for sale securities, as well as a $3.8 million increase associated with the annual remeasurement of pension liabilities. The increase from the annual remeasurement of pension liabilities was largely due to an increase in the discount rates used to measure the present value of the pension plan liabilities, resulting from higher market interest rates.

Capital levels at December 31, 2022 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.37% at December 31, 2022, compared to 12.65% at September 30, 2022. Book value per share was $26.40 at December 31, 2022, compared to $25.17 at September 30, 2022.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended December 31, 2022, representing an increase of 2 cents per share, or 4%, from the preceding quarter. The dividend was paid on January 6, 2023 to

Washington Trust
January 25, 2023
shareholders of record on January 3, 2023. Full-year dividends declared totaled $2.18 per share in 2022, an increase of 8 cents per share, or 4%, from 2021.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Thursday, January 26, 2023 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-844-200-6205 and enter Access Code 302754. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 489603. The audio replay will be available through February 9, 2023. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through March 31, 2023.

Washington Trust
January 25, 2023
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in political, business and economic conditions, including inflation;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, the ongoing COVID-19 pandemic, and future pandemics;
•reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Assets:
Cash and due from banks	$115,492	$130,066	$95,544	$224,807	$175,259
Short-term investments	2,930	2,773	3,079	3,289	3,234
Mortgage loans held for sale, at fair value	8,987	24,054	22,656	15,612	40,196
Available for sale debt securities, at fair value	993,928	982,573	1,020,469	1,008,184	1,042,859
Federal Home Loan Bank stock, at cost	43,463	32,940	16,300	8,452	13,031
Loans:
Total loans	5,110,139	4,848,873	4,479,822	4,283,852	4,272,925
Less: allowance for credit losses on loans	38,027	36,863	36,317	39,236	39,088
Net loans	5,072,112	4,812,010	4,443,505	4,244,616	4,233,837
Premises and equipment, net	31,550	30,152	29,694	28,878	28,908
Operating lease right-of-use assets	27,156	27,788	28,098	28,816	26,692
Investment in bank-owned life insurance	102,182	101,491	100,807	93,192	92,592
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,554	4,766	4,981	5,198	5,414
Other assets	193,788	195,529	153,849	123,046	125,196
Total assets	$6,660,051	$6,408,051	$5,982,891	$5,847,999	$5,851,127
Liabilities:
Deposits:
Noninterest-bearing deposits	$858,953	$938,572	$888,981	$911,990	$945,229
Interest-bearing deposits	4,160,009	4,131,285	4,117,648	4,215,960	4,034,822
Total deposits	5,018,962	5,069,857	5,006,629	5,127,950	4,980,051
Federal Home Loan Bank advances	980,000	700,000	328,000	55,000	145,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	29,558	30,189	30,491	31,169	29,010
Other liabilities	155,181	153,050	118,456	98,007	109,577
Total liabilities	6,206,382	5,975,777	5,506,257	5,334,807	5,286,319
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	127,056	127,055	126,079	127,355	126,511
Retained earnings	492,043	485,163	475,889	465,295	458,310
Accumulated other comprehensive (loss) income	(157,800)	(171,755)	(118,041)	(79,451)	(19,981)
Treasury stock, at cost	(8,715)	(9,274)	(8,378)	(1,092)	(1,117)
Total shareholders’ equity	453,669	432,274	476,634	513,192	564,808
Total liabilities and shareholders’ equity	$6,660,051	$6,408,051	$5,982,891	$5,847,999	$5,851,127

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Interest income:
Interest and fees on loans	$53,644	$45,125	$36,602	$33,930	$36,882	$169,301	$141,552
Interest on mortgage loans held for sale	314	361	258	232	387	1,165	1,531
Taxable interest on debt securities	6,618	6,061	4,918	4,230	3,929	21,827	14,295
Dividends on Federal Home Loan Bank stock	330	88	63	67	98	548	436
Other interest income	855	503	188	78	60	1,624	181
Total interest and dividend income	61,761	52,138	42,029	38,537	41,356	194,465	157,995
Interest expense:
Deposits	12,301	6,656	3,963	3,103	2,977	26,023	12,390
Federal Home Loan Bank advances	7,822	3,234	413	244	547	11,713	3,800
Junior subordinated debentures	296	206	138	99	92	739	370
Total interest expense	20,419	10,096	4,514	3,446	3,616	38,475	16,560
Net interest income	41,342	42,042	37,515	35,091	37,740	155,990	141,435
Provision for credit losses	800	800	(3,000)	100	(2,822)	(1,300)	(4,822)
Net interest income after provision for credit losses	40,542	41,242	40,515	34,991	40,562	157,290	146,257
Noninterest income:
Wealth management revenues	8,624	9,525	10,066	10,531	10,504	38,746	41,282
Mortgage banking revenues	1,103	2,047	2,082	3,501	4,332	8,733	28,626
Card interchange fees	1,242	1,287	1,303	1,164	1,282	4,996	4,996
Service charges on deposit accounts	942	819	763	668	766	3,192	2,683
Loan related derivative income	745	1,041	669	301	1,972	2,756	4,342
Income from bank-owned life insurance	691	684	615	601	1,144	2,591	2,925
Other income	441	400	354	393	307	1,588	2,540
Total noninterest income	13,788	15,803	15,852	17,159	20,307	62,602	87,394
Noninterest expense:
Salaries and employee benefits	20,812	21,609	20,381	21,002	21,524	83,804	87,295
Outsourced services	3,568	3,552	3,375	3,242	3,585	13,737	13,296
Net occupancy	2,418	2,234	2,174	2,300	2,145	9,126	8,449
Equipment	1,002	939	938	918	959	3,797	3,905
Legal, audit and professional fees	987	693	677	770	817	3,127	2,859
FDIC deposit insurance costs	489	430	402	366	391	1,687	1,592
Advertising and promotion	713	799	724	351	502	2,587	1,843
Amortization of intangibles	212	215	216	217	216	860	890
Debt prepayment penalties	—	—	—	—	2,700	—	6,930
Other expenses	3,158	2,596	2,190	2,053	2,380	9,997	8,405
Total noninterest expense	33,359	33,067	31,077	31,219	35,219	128,722	135,464
Income before income taxes	20,971	23,978	25,290	20,931	25,650	91,170	98,187
Income tax expense	4,398	5,310	5,333	4,448	5,462	19,489	21,317
Net income	$16,573	$18,668	$19,957	$16,483	$20,188	$71,681	$76,870

Net income available to common shareholders	$16,535	$18,615	$19,900	$16,429	$20,128	$71,479	$76,648

Weighted average common shares outstanding:
Basic	17,180	17,174	17,303	17,331	17,328	17,246	17,310
Diluted	17,319	17,298	17,414	17,482	17,469	17,381	17,455
Earnings per common share:
Basic	$0.96	$1.08	$1.15	$0.95	$1.16	$4.14	$4.43
Diluted	$0.95	$1.08	$1.14	$0.94	$1.15	$4.11	$4.39

Cash dividends declared per share	$0.56	$0.54	$0.54	$0.54	$0.54	$2.18	$2.10

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Share and Equity Related Data:
Book value per share	$26.40	$25.17	$27.73	$29.61	$32.59
Tangible book value per share - Non-GAAP (1)	$22.42	$21.17	$23.72	$25.62	$28.59
Market value per share	$47.18	$46.48	$48.37	$52.50	$56.37
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,183	17,171	17,190	17,332	17,331

Capital Ratios (2):
Tier 1 risk-based capital	11.69%	11.97%	12.78%	13.32%	13.24%
Total risk-based capital	12.37%	12.65%	13.51%	14.15%	14.01%
Tier 1 leverage ratio	8.65%	8.99%	9.42%	9.46%	9.36%
Common equity tier 1	11.24%	11.50%	12.28%	12.79%	12.71%

Balance Sheet Ratios:
Equity to assets	6.81%	6.75%	7.97%	8.78%	9.65%
Tangible equity to tangible assets - Non-GAAP (1)	5.84%	5.74%	6.89%	7.68%	8.57%
Loans to deposits (3)	101.2%	95.4%	89.2%	83.1%	85.8%

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Performance Ratios (4):
Net interest margin (5)	2.65%	2.82%	2.71%	2.57%	2.71%	2.69%	2.59%
Return on average assets (net income divided by average assets)	1.01%	1.19%	1.37%	1.14%	1.36%	1.17%	1.32%
Return on average tangible assets - Non-GAAP (1)	1.03%	1.20%	1.39%	1.15%	1.38%	1.19%	1.33%
Return on average equity (net income available for common shareholders divided by average equity)	14.96%	15.16%	16.11%	12.04%	14.34%	14.49%	14.03%
Return on average tangible equity - Non-GAAP (1)	17.74%	17.65%	18.71%	13.77%	16.39%	16.84%	16.09%
Efficiency ratio (6)	60.5%	57.2%	58.2%	59.7%	60.7%	58.9%	59.2%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for December 31, 2022 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,448	$9,302	$9,641	$10,211	$10,417	$37,602	$40,215
Transaction-based revenues	176	223	425	320	87	1,144	1,067
Total wealth management revenues	$8,624	$9,525	$10,066	$10,531	$10,504	$38,746	$41,282

Assets Under Administration (AUA):
Balance at beginning of period	$6,322,757	$6,650,097	$7,492,893	$7,784,211	$7,443,396	$7,784,211	$6,866,737
Net investment appreciation (depreciation) & income	312,407	(239,762)	(816,290)	(388,733)	358,796	(1,132,378)	931,302
Net client asset (outflows) inflows	(673,174)	(87,578)	(26,506)	97,415	(17,981)	(689,843)	(13,828)
Balance at end of period	$5,961,990	$6,322,757	$6,650,097	$7,492,893	$7,784,211	$5,961,990	$7,784,211

Percentage of AUA that are managed assets	91%	91%	91%	92%	92%	91%	92%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$992	$1,718	$1,917	$3,327	$5,695	$7,954	$33,752
Changes in fair value, net (2)	(426)	(226)	(330)	(242)	(1,594)	(1,224)	(5,558)
Loan servicing fee income, net (3)	537	555	495	416	231	2,003	432
Total mortgage banking revenues	$1,103	$2,047	$2,082	$3,501	$4,332	$8,733	$28,626

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$228,579	$225,132	$263,762	$164,401	$174,438	$881,874	$756,343
Originations for sale to secondary market (5)	39,087	77,242	86,459	106,619	188,735	309,407	933,324
Total mortgage loan originations	$267,666	$302,374	$350,221	$271,020	$363,173	$1,191,281	$1,689,667

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$27,085	$34,659	$23,478	$14,627	$21,180	$99,849	$591,550
Sold with servicing rights released (5)	27,470	40,665	56,263	115,501	175,818	239,899	361,886
Total mortgage loans sold	$54,555	$75,324	$79,741	$130,128	$196,998	$339,748	$953,436
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Loans:
Commercial real estate (1)	$1,829,304	$1,762,687	$1,609,618	$1,628,620	$1,639,062
Commercial & industrial	656,397	652,758	620,270	614,892	641,555
Total commercial	2,485,701	2,415,445	2,229,888	2,243,512	2,280,617

Residential real estate (2)	2,323,002	2,144,098	1,966,341	1,777,974	1,726,975

Home equity	285,715	273,742	267,785	246,097	247,697
Other	15,721	15,588	15,808	16,269	17,636
Total consumer	301,436	289,330	283,593	262,366	265,333
Total loans	$5,110,139	$4,848,873	$4,479,822	$4,283,852	$4,272,925
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	December 31, 2022			December 31, 2021
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	127	$469,233	26%	127	$474,229	29%
Retail	108	421,617	23	121	389,487	24
Office	53	257,551	14	57	216,602	13
Hospitality	33	214,829	12	31	184,990	11
Industrial and warehouse	42	192,717	11	35	137,254	8
Healthcare	17	136,225	7	13	128,189	8
Commercial mixed use	21	54,976	3	20	38,978	2
Other	34	82,156	4	36	69,333	5
Commercial real estate loans	435	$1,829,304	100%	440	$1,639,062	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	69	$193,052	29%	101	$174,376	27%
Owner occupied and other real estate	168	72,429	11	185	72,957	11
Manufacturing	55	60,601	9	65	55,341	9
Retail	50	56,012	9	79	47,290	7
Transportation and warehousing	20	51,347	8	31	35,064	5
Educational services	19	46,708	7	28	52,211	8
Finance and insurance	55	28,313	4	59	31,279	5
Entertainment and recreation	24	25,646	4	37	32,087	5
Information	5	23,948	4	14	25,045	4
Accommodation and food services	49	17,167	3	114	28,320	4
Professional, scientific and technical	37	6,451	1	69	8,912	1
Public administration	11	3,789	1	16	5,441	1
Other	162	70,934	10	281	73,232	13
Commercial & industrial loans	724	$656,397	100%	1,079	$641,555	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	December 31, 2022		December 31, 2021
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$691,780	38%	$643,182	39%
Massachusetts	566,717	31	464,018	28
Rhode Island	387,759	21	408,496	25
Subtotal	1,646,256	90	1,515,696	92
All other states	183,048	10	123,366	8
Total commercial real estate loans	$1,829,304	100%	$1,639,062	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,698,240	73%	$1,207,789	70%
Rhode Island	446,010	19	365,831	21
Connecticut	153,323	7	132,430	8
Subtotal	2,297,573	99	1,706,050	99
All other states	25,429	1	20,925	1
Total residential real estate loans	$2,323,002	100%	$1,726,975	100%

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Deposits:
Noninterest-bearing demand deposits	$858,953	$938,572	$888,981	$911,990	$945,229
Interest-bearing demand deposits (in-market)	302,044	273,231	258,451	248,914	251,032
NOW accounts	871,875	869,984	887,678	893,603	867,138
Money market accounts	1,255,805	1,146,826	1,139,676	1,295,339	1,072,864
Savings accounts	576,250	600,568	572,251	566,461	555,177
Time deposits (in-market)	795,838	797,505	800,898	809,858	773,383
In-market deposits	4,660,765	4,626,686	4,547,935	4,726,165	4,464,823
Wholesale brokered demand deposits	31,153	31,044	31,003	—	—
Wholesale brokered time deposits	327,044	412,127	427,691	401,785	515,228
Wholesale brokered deposits	358,197	443,171	458,694	401,785	515,228
Total deposits	$5,018,962	$5,069,857	$5,006,629	$5,127,950	$4,980,051

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Asset Quality Ratios:
Nonperforming assets to total assets	0.19%	0.19%	0.21%	0.22%	0.24%
Nonaccrual loans to total loans	0.25%	0.25%	0.28%	0.29%	0.33%
Total past due loans to total loans	0.23%	0.16%	0.19%	0.16%	0.24%
Allowance for credit losses on loans to nonaccrual loans	296.02%	304.10%	292.55%	311.67%	275.21%
Allowance for credit losses on loans to total loans	0.74%	0.76%	0.81%	0.92%	0.91%

Nonperforming Assets:
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	—	—	—	—	—
Total commercial	—	—	—	—	—
Residential real estate	11,894	11,700	11,815	11,916	13,576
Home equity	952	422	599	673	627
Other consumer	—	—	—	—	—
Total consumer	952	422	599	673	627
Total nonaccrual loans	12,846	12,122	12,414	12,589	14,203
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$12,846	$12,122	$12,414	$12,589	$14,203

Past Due Loans (30 days or more past due):
Commercial real estate	$1,187	$—	$—	$—	$—
Commercial & industrial	265	4	7	108	3
Total commercial	1,452	4	7	108	3
Residential real estate	8,875	7,256	7,794	6,467	9,622
Home equity	1,235	252	728	431	765
Other consumer	16	17	28	30	21
Total consumer	1,251	269	756	461	786
Total past due loans	$11,578	$7,529	$8,557	$7,036	$10,411

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$7,196	$7,059	$6,817	$5,707	$9,359

Troubled Debt Restructurings ("TDR"):
Accruing TDRs	$3,519	$7,214	$9,607	$16,303	$16,328
Nonaccrual TDRs	5,073	2,890	2,906	2,789	2,819
Total TDRs	$8,592	$10,104	$12,513	$19,092	$19,147

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Nonaccrual Loan Activity:
Balance at beginning of period	$12,122	$12,414	$12,589	$14,203	$10,976	$14,203	$13,197
Additions to nonaccrual status	2,485	521	158	427	3,959	3,591	7,813
Loans returned to accruing status	—	(400)	(236)	(63)	(339)	(699)	(1,216)
Loans charged-off	(62)	(63)	(23)	(36)	(31)	(184)	(661)
Payments, payoffs and other changes	(1,699)	(350)	(74)	(1,942)	(362)	(4,065)	(4,930)
Balance at end of period	$12,846	$12,122	$12,414	$12,589	$14,203	$12,846	$14,203

Allowance for Credit Losses on Loans:
Balance at beginning of period	$36,863	$36,317	$39,236	$39,088	$41,711	$39,088	$44,106
Provision for credit losses on loans (1)	900	600	(2,929)	—	(2,650)	(1,429)	(4,601)
Charge-offs	(62)	(63)	(23)	(36)	(33)	(184)	(663)
Recoveries	326	9	33	184	60	552	246
Balance at end of period	$38,027	$36,863	$36,317	$39,236	$39,088	$38,027	$39,088

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,390	$2,190	$2,261	$2,161	$2,333	$2,161	$2,382
Provision for credit losses on unfunded commitments (1)	(100)	200	(71)	100	(172)	129	(221)
Balance at end of period (2)	$2,290	$2,390	$2,190	$2,261	$2,161	$2,290	$2,161
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Net Loan Charge-Offs (Recoveries):
Commercial real estate	($300)	$—	$—	($145)	$—	($445)	$—
Commercial & industrial	10	9	(11)	(1)	(35)	7	266
Total commercial	(290)	9	(11)	(146)	(35)	(438)	266
Residential real estate	—	—	—	(21)	(4)	(21)	18
Home equity	(8)	—	(2)	(2)	(12)	(12)	92
Other consumer	34	45	3	21	24	103	41
Total consumer	26	45	1	19	12	91	133
Total	($264)	$54	($10)	($148)	($27)	($368)	$417

Net charge-offs (recoveries) to average loans - annualized	(0.02%)	—%	—%	(0.01%)	—%	(0.01%)	0.01%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	December 31, 2022			September 30, 2022			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$94,196	$855	3.60%	$92,708	$503	2.15%	$1,488	$352	1.45%
Mortgage loans held for sale	28,214	314	4.42	34,503	361	4.15	(6,289)	(47)	0.27
Taxable debt securities	1,165,276	6,618	2.25	1,150,674	6,061	2.09	14,602	557	0.16
FHLB stock	35,485	330	3.69	25,377	88	1.38	10,108	242	2.31
Commercial real estate	1,771,999	22,300	4.99	1,692,374	17,974	4.21	79,625	4,326	0.78
Commercial & industrial	645,882	8,643	5.31	630,360	7,114	4.48	15,522	1,529	0.83
Total commercial	2,417,881	30,943	5.08	2,322,734	25,088	4.29	95,147	5,855	0.79
Residential real estate	2,214,207	19,490	3.49	2,045,833	17,379	3.37	168,374	2,111	0.12
Home equity	280,682	3,386	4.79	269,654	2,804	4.13	11,028	582	0.66
Other	15,218	174	4.54	15,299	171	4.43	(81)	3	0.11
Total consumer	295,900	3,560	4.77	284,953	2,975	4.14	10,947	585	0.63
Total loans	4,927,988	53,993	4.35	4,653,520	45,442	3.87	274,468	8,551	0.48
Total interest-earning assets	6,251,159	62,110	3.94	5,956,782	52,455	3.49	294,377	9,655	0.45
Noninterest-earning assets	229,713			259,347			(29,634)
Total assets	$6,480,872			$6,216,129			$264,743
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$287,311	$1,777	2.45%	$267,670	$822	1.22%	$19,641	$955	1.23%
NOW accounts	854,055	370	0.17	871,038	212	0.10	(16,983)	158	0.07
Money market accounts	1,213,890	4,970	1.62	1,137,875	2,231	0.78	76,015	2,739	0.84
Savings accounts	586,868	227	0.15	582,513	100	0.07	4,355	127	0.08
Time deposits (in-market)	798,482	2,633	1.31	797,199	1,983	0.99	1,283	650	0.32
Interest-bearing in-market deposits	3,740,606	9,977	1.06	3,656,295	5,348	0.58	84,311	4,629	0.48
Wholesale brokered demand deposits	31,082	282	3.60	31,014	166	2.12	68	116	1.48
Wholesale brokered time deposits	355,618	2,042	2.28	381,984	1,142	1.19	(26,366)	900	1.09
Wholesale brokered deposits	386,700	2,324	2.38	412,998	1,308	1.26	(26,298)	1,016	1.12
Total interest-bearing deposits	4,127,306	12,301	1.18	4,069,293	6,656	0.65	58,013	5,645	0.53
FHLB advances	796,087	7,822	3.90	549,729	3,234	2.33	246,358	4,588	1.57
Junior subordinated debentures	22,681	296	5.18	22,681	206	3.60	—	90	1.58
Total interest-bearing liabilities	4,946,074	20,419	1.64	4,641,703	10,096	0.86	304,371	10,323	0.78
Noninterest-bearing demand deposits	917,460			944,153			(26,693)
Other liabilities	178,991			143,043			35,948
Shareholders' equity	438,347			487,230			(48,883)
Total liabilities and shareholders' equity	$6,480,872			$6,216,129			$264,743
Net interest income (FTE)		$41,691			$42,359			($668)
Interest rate spread			2.30%			2.63%			(0.33%)
Net interest margin			2.65%			2.82%			(0.17%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2022	Sep 30, 2022	Change
Commercial loans	$349	$317	$32
Total	$349	$317	$32

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Twelve Months Ended	December 31, 2022			December 31, 2021			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$119,932	$1,624	1.35%	$167,898	$181	0.11%	($47,966)	$1,443	1.24%
Mortgage loans for sale	29,539	1,165	3.94	52,580	1,531	2.91	(23,041)	(366)	1.03
Taxable debt securities	1,121,413	21,827	1.95	1,013,445	14,295	1.41	107,968	7,532	0.54
FHLB stock	20,721	548	2.64	21,422	436	2.04	(701)	112	0.60
Commercial real estate	1,679,300	65,660	3.91	1,643,107	49,551	3.02	36,193	16,109	0.89
Commercial & industrial	632,938	28,099	4.44	752,934	30,824	4.09	(119,996)	(2,725)	0.35
Total commercial	2,312,238	93,759	4.05	2,396,041	80,375	3.35	(83,803)	13,384	0.70
Residential real estate	1,960,629	65,866	3.36	1,571,459	52,884	3.37	389,170	12,982	(0.01)
Home equity	263,578	10,139	3.85	254,289	8,212	3.23	9,289	1,927	0.62
Other	15,799	724	4.58	19,765	966	4.89	(3,966)	(242)	(0.31)
Total consumer	279,377	10,863	3.89	274,054	9,178	3.35	5,323	1,685	0.54
Total loans	4,552,244	170,488	3.75	4,241,554	142,437	3.36	310,690	28,051	0.39
Total interest-earning assets	5,843,849	195,652	3.35	5,496,899	158,880	2.89	346,950	36,772	0.46
Noninterest-earning assets	258,906			341,067			(82,161)
Total assets	$6,102,755			$5,837,966			$264,789
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$263,154	$2,891	1.10%	$202,929	$259	0.13%	$60,225	$2,632	0.97%
NOW accounts	864,084	862	0.10	765,584	491	0.06	98,500	371	0.04
Money market accounts	1,198,714	8,954	0.75	984,278	2,413	0.25	214,436	6,541	0.50
Savings accounts	574,349	473	0.08	521,143	282	0.05	53,206	191	0.03
Time deposits (in-market)	799,645	8,630	1.08	702,303	7,749	1.10	97,342	881	(0.02)
Interest-bearing in-market deposits	3,699,946	21,810	0.59	3,176,237	11,194	0.35	523,709	10,616	0.24
Wholesale brokered demand deposits	20,696	494	2.39	—	—	—	20,696	494	2.39
Wholesale brokered time deposits	386,170	3,719	0.96	644,151	1,196	0.19	(257,981)	2,523	0.77
Wholesale brokered deposits	406,866	4,213	1.04	644,151	1,196	0.19	(237,285)	3,017	0.85
Total interest-bearing deposits	4,106,812	26,023	0.63	3,820,388	12,390	0.32	286,424	13,633	0.31
FHLB advances	414,263	11,713	2.83	370,881	3,800	1.02	43,382	7,913	1.81
Junior subordinated debentures	22,681	739	3.26	22,681	370	1.63	—	369	1.63
Total interest-bearing liabilities	4,543,756	38,475	0.85	4,213,950	16,560	0.39	329,806	21,915	0.46
Noninterest-bearing demand deposits	923,423			934,626			(11,203)
Other liabilities	142,324			143,197			(873)
Shareholders' equity	493,252			546,193			(52,941)
Total liabilities and shareholders' equity	$6,102,755			$5,837,966			$264,789
Net interest income (FTE)		$157,177			$142,320			$14,857
Interest rate spread			2.50%			2.50%			—%
Net interest margin			2.69%			2.59%			0.10%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2022	Dec 31, 2021	Change
Commercial loans	$1,187	$885	$302
Total	$1,187	$885	$302

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Tangible Book Value per Share:
Total shareholders' equity, as reported	$453,669	$432,274	$476,634	$513,192	$564,808
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,554	4,766	4,981	5,198	5,414
Total tangible shareholders' equity	$385,206	$363,599	$407,744	$444,085	$495,485

Shares outstanding, as reported	17,183	17,171	17,190	17,332	17,331

Book value per share - GAAP	$26.40	$25.17	$27.73	$29.61	$32.59
Tangible book value per share - Non-GAAP	$22.42	$21.18	$23.72	$25.62	$28.59

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$385,206	$363,599	$407,744	$444,085	$495,485

Total assets, as reported	$6,660,051	$6,408,051	$5,982,891	$5,847,999	$5,851,127
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,554	4,766	4,981	5,198	5,414
Total tangible assets	$6,591,588	$6,339,376	$5,914,001	$5,778,892	$5,781,804

Equity to assets - GAAP	6.81%	6.75%	7.97%	8.78%	9.65%
Tangible equity to tangible assets - Non-GAAP	5.84%	5.74%	6.89%	7.68%	8.57%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Return on Average Tangible Assets:
Net income, as reported	$16,573	$18,668	$19,957	$16,483	$20,188	$71,681	$76,870

Total average assets, as reported	$6,480,872	$6,216,129	$5,841,332	$5,864,668	$5,884,581	$6,102,755	$5,837,966
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,657	4,871	5,086	5,303	5,526	4,977	5,852
Total average tangible assets	$6,412,306	$6,147,349	$5,772,337	$5,795,456	$5,815,146	$6,033,869	$5,768,205

Return on average assets - GAAP	1.01%	1.19%	1.37%	1.14%	1.36%	1.17%	1.32%
Return on average tangible assets - Non-GAAP	1.03%	1.20%	1.39%	1.15%	1.38%	1.19%	1.33%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$16,535	$18,615	$19,900	$16,429	$20,128	$71,479	$76,648

Total average equity, as reported	$438,347	$487,230	$495,573	$553,185	$556,765	$493,252	$546,193
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,657	4,871	5,086	5,303	5,526	4,977	5,852
Total average tangible equity	$369,781	$418,450	$426,578	$483,973	$487,330	$424,366	$476,432

Return on average equity - GAAP	14.96%	15.16%	16.11%	12.04%	14.34%	14.49%	14.03%
Return on average tangible equity - Non-GAAP	17.74%	17.65%	18.71%	13.77%	16.39%	16.84%	16.09%